SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

October 19, 2009

Date of Report (Date of earliest event reported)

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)

(201) 573-9700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors: Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2009, Mr. Eric Claus, President and Chief Executive Officer of The Great Atlantic & Pacific Tea Company, Inc. (the “Company”), was separated from the Company effective immediately.  The Company has commenced a search for a successor and in the interim, Mr. Christian Haub, Executive Chairman of the Board of Directors of the Company (the "Board"), will reassume the Chief Executive Officer responsibilities, a position he previously held from 1998 until 2005.

Mr. Haub, age 44, is and has been a member of the Board since December 3, 1991.  Mr. Haub has served as Executive Chairman since August 15, 2005.  Prior thereto Mr. Haub served as Chief Executive Officer of the Company since May 1, 1998 and Chairman of the Board since May 1, 2001. In addition, Mr. Haub also served as President of the Company from December 7, 1993 through February 24, 2002, and from November 4, 2002 through November 15, 2004.  Mr. Haub is a partner and Co-CEO of Tengelmann Warenhandelsgesellschaft KG.  Mr. Haub is a member of the Board of Directors of Metro, Inc., Montreal, Quebec, Canada, and is on the board of trustees of St. Joseph’s University in Philadelphia, Pennsylvania.  The Company has previously disclosed the transactions in which Mr. Haub has an interest that require disclosure under Item 404(a) of Regulation S-K under the caption “Certain Relationships and Transaction” in its Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2009 and the caption “Transactions with Related Parties” in its Proxy Statement on Schedule 14A, filed with the SEC on September 1, 2009.  These documents may be accessed through the SEC’s website at www.sec.gov.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 20, 2009

THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
By: /s/ Christopher W. McGarry
Name: Christopher W. McGarry
Title: Senior Vice President and General Counsel